UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 5, 2021
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road
Suite 200
Santa Clarita
California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On August 5, 2021, California Resources Corporation (the “Company”) issued a press release announcing its financial condition and results of operations for the three and six months ended June 30, 2021. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K, and is incorporated herein by reference.
The information contained in this report and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect these results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission (the “SEC”).
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure including disclosure in the Investor Relations portion of the Company’s website.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2021, the Board of Directors (the “Board”) of the Company elected Ms. Nicole Neeman Brady to fill a vacancy on the Board. The Board determined that Ms. Neeman Brady qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of the New York Stock Exchange (“NYSE”).

Ms. Neeman Brady, 41, has over 20 years of experience as an entrepreneur, executive, investor and community leader with global water, energy, and agricultural expertise. Ms. Neeman Brady has served as the Chief Executive Officer and a director of Sustainable Development Acquisition Corp. since December 2020. Ms. Neeman Brady also served as Principal and Chief Operating Officer at Renewable Resources Group LLC, as well as a member of the Investment Committee and a board member of several of its portfolio companies. Ms. Neeman Brady joined Renewable Resources Group LLC in 2017. From 2008 to 2017, Ms. Neeman Brady was a leader in various parts of Edison International. She held the role of President and Founder at Edison Water Resources, a distributed water purification and recycling business, Vice President of Strategic Planning and Officer at Edison International, Director of Energy Procurement and Director of Renewable & Alternative Power Contracts at Southern California Edison. Earlier in her career, Ms. Neeman Brady worked in consulting for McKinsey & Co, in strategic planning for Twentieth Century Fox and in private equity for Goldman Sachs. Ms. Neeman Brady’s experience also includes prior board service on the Colorado River Board of California and currently, as a Commissioner on the Los Angeles Department of Water and Power and a Board member of the Library Foundation of Los Angeles. Ms. Neeman Brady holds dual AB degrees with honors from Brown University and an MBA, with distinction, from Harvard Business School.
There are no arrangements or understandings between Ms. Neeman Brady and any other persons under which she was selected as a director.
In connection with her appointment, the Company and Ms. Neeman Brady will enter into an indemnification agreement which requires the Company to indemnify her to the fullest extent permitted under Delaware law against liability that may arise by reason of her service as a director, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified. The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the indemnification agreement, a form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 27, 2020.

Ms. Neeman Brady will receive the same annual director compensation as is paid to the other non-employee directors under the Company’s compensation program for non-employee directors. The specific terms of such compensation are described further in the Company’s annual definitive proxy statement that was filed with the SEC on March 30, 2021.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated August 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, Chief Administrative Officer and General Counsel

DATED: August 5, 2021